EXHIBIT 32.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Interactive Data Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The quarterly report for the quarter ended March 31, 2004 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10- Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated: May 7, 2004

/s/ Steven G. Crane Steven G. Crane, Chief Financial Officer